Exhibit 3.3

CERTIFICATE OF FORMATION

OF

AMERICAN PETROLEUM TANKERS GP LLC

This Certificate of Formation of American Petroleum Tankers GP LLC is being duly executed and filed by the undersigned, as a founding member, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq. (the “Act”).

1. The name of the limited liability company formed hereby is American Petroleum Tankers GP LLC (the “Company”).

2. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of American Petroleum Tankers GP LLC on August 21, 2013 and submits it for filing in accordance with the Act.

BLACKSTONE CAPITAL PARTNERS V USS L.P., as Founding Member

By: Blackstone Management Associates V APT L.L.C., its General Partner

By: Blackstone Family GP L.L.C., its Sole Member

By:	/s/ Sean T. Klimczak
Name: Sean Klimczak
Title: Authorized Person